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                                                                    Exhibit 10.2

                           AGREEMENT OF INTERPRETATION
                         REGARDING EMPLOYMENT AGREEMENT
                                       OF
                                 DAVID B. COREY

         WHEREAS, David B. Corey (the "Executive" herein) and Daleen Technologies, Inc., a Florida corporation (the "Company" herein) have previously entered into an Employment Agreement dated January 31, 1998 (the "Employment Agreement"), which was subsequently amended by an "Amendment to Exhibit B of Employment Agreement" dated September 10, 2001; and

         WHEREAS, the parties to the Employment Agreement wish to set forth their interpretation of certain actions to be taken by the Company with respect to its employment of Executive;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                       1.

         Effective as of October 1, 2001 (the "Effective Date"), the parties agree that the duties and responsibilities of the Executive under the Employment Agreement shall be temporarily (for a period of 3 months from the Effective
Date) modified so that the Executive shall accept primary responsibility for sales and marketing efforts of the Company in the Asia Pacific region. The length of the temporary assignment may be extended only with the mutual consent of both the Executive and the Company. The parties agree that this modification of the duties and responsibilities of the Executive would otherwise be a significant diminution of duties as defined by the Employment Agreement however, the parties have agreed upon an exception to the Executive's duties as set forth in Section 13 of the Employment Agreement only for the 3 month period as set forth herein. As a result, the parties agree that this modification of the duties of the Executive by the Company for the 3 month period does not result in a "constructive discharge" of the Executive under Sections 4.A.1. and 4.D.4. of Exhibit B of the Employment Agreement. Executives agreement to the terms herein does not constitute a waiver of any terms of the Employment Agreement by the Executive except as expressly set forth herin for his change of duties during the 3 months period.

                                       2.

         The parties hereto agree that the Executive's title is not being modified by reason of the modification of the duties and responsibilities of the Executive described under paragraph 1 above.

EXECUTIVE:                                 COMPANY:

                                           Daleen Technologies, Inc.



/s/ David B. Corey                         By: /s/ James Daleen
-------------------------------------          ---------------------------------
David B. Corey
Date: October 23, 2001                     Its: Chief Executive Officer
                                           Date: October 23, 2001